AMENDMENT NO. 1 TO THE ADVISORY AGREEMENT

This AMENDMENT NO. 1 dated as of the 24th day of January 2013 to the ADVISORY AGREEMENT made as of the 30th day of April, 2007, among CERES MANAGED FUTURES LLC (formerly Demeter Management Corporation), a Delaware limited liability company (the “Trading Manager”), MORGAN STANLEY SMITH BARNEY CHESAPEAKE DIVERSIFIED I, LLC (formerly Morgan Stanley Managed Futures Chesapeake I, LLC), a Delaware limited liability company (the “Trading Company”) and CHESAPEAKE CAPITAL CORPORATION,  an Illinois corporation (the “Trading Advisor”).

W I T N E S S E T H:

WHEREAS, the Trading Manager, the Trading Company and the Trading Advisor wish to amend the Advisory Agreement to reflect a change in the Trading Advisor’s management fee compensation (from 2% per year to 1% per year).

NOW, therefore, the parties agree as follows:

1. The first sentence of Section 5(a)(i) shall be deleted and replaced by the following:

(i)           The Trading Company shall pay the Trading Advisor a monthly management fee equal to 1/12 of 1% (a 1% annual rate) of the Net Assets (as defined in Section 5(c) hereof) as of the first day of each month (the “Management Fee”).

2. The effective date of this Amendment shall be January 1, 2013.

3. In all other respects the Advisory Agreement remains unchanged and of full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By /s/ Walter Davis
Walter Davis
President

MORGAN STANLEY SMITH BARNEY CHESAPEAKE DIVERSIFIED I, LLC

By:  Ceres Managed Futures LLC
(Trading Manager)

By /s/ Walter Davis
Walter Davis
President

CHESAPEAKE CAPITAL CORPORATION

By /s/ Rick Rusin
Rick Rusin
Chief Operating Officer